THIRD AMENDMENT TO
LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) dated as of January 4, 2019 (the “Amendment Date”) is entered into among Domo, Inc., a Delaware corporation (“Parent”), and Domo, Inc., a Utah corporation (together with Parent, collectively, “Borrower”), each Lender (as defined in Section 14 of the Agreement (as defined below)), Obsidian Agency Services, Inc., a California corporation, in its capacity as collateral agent (the “Collateral Agent”) for Lenders, and Wilmington Trust, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent” and together with Collateral Agent, the “Agents” and individually, an “Agent”).
WHEREAS, Borrower, Agents and Lenders entered into that certain Loan and Security Agreement dated as of December 5, 2017 (the “Original Agreement”), as amended pursuant to that certain First Amendment to Loan and Security Agreement and Pledge Agreement dated as of April 17, 2018 (the “First Amendment”), as amended pursuant to that certain Second Amendment to Loan and Security Agreement dated as of August 8, 2018 (the “Second Amendment” and together with the Original Agreement and the First Amendment, the “Agreement”);
WHEREAS, the Borrower desires to extend the Term Loan Maturity Date for all Credit Extensions to October 1, 2022;
WHEREAS, as a condition to extending the Term Loan Maturity Date, Agents and Lenders require that, among other things, the Debt Ratio financial covenant set forth in Section 5.11(a) of the Agreement, Borrower’s ability to prepay the Term Loan and the amount of the Closing Fee be modified as provided herein, and that the Warrants Parent previously issued to Lenders in connection with the Agreement be amended and restated to, among other things, increase the number of shares purchasable upon exercise of such Warrants in accordance with the form of Amended and Restated Warrant to Purchase Stock attached hereto as Exhibit A (the “Restated Warrant”); and
WHEREAS, Borrower, Agents and Lenders are willing to amend the Agreement in accordance with the terms of this Amendment and to amend and restate the Warrants.
NOW, THEREFORE, based on the mutual promises of the parties and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, Agents and Lenders hereby agree:
1.Capitalized terms used but not defined herein shall have the meaning provided in the Agreement.
2.The following definitions contained in Section 14.1 of the Agreement are hereby amended and restated in their entirety as follows:
“Closing Fee” means Seven Million Dollars ($7,000,000).

“Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the date that is one year and one day following the last possible Term Loan Maturity Date; or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities

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or (ii) any Equity Interest referred to in clause (a) above, in each case at any time on or prior to the date that is one year and one day following the Term Loan Maturity Date.

“Prepayment Percentage” means (i) three percent (3%) of the Term Loan amount prepaid on or after January 4, 2020 but prior to January 4 2021, (ii) two percent (2.0%) of the Term Loan amount prepaid on or after January 4, 2021 but prior to January 4, 2022; and (iii) one percent (1.0%) of the Term Loan amount prepaid on or after January 4, 2022 but prior to the Term Loan Maturity Date.

“Term Loan Maturity Date” means, for all Credit Extensions, October 1, 2022.

3.Section 1.2(b) of the Agreement is amended and restated in its entirety as follows:
(b) Repayment. Each Credit Extension made under the Term Loan shall not require scheduled principal payments and shall be “interest-only” until the Term Loan Maturity Date, with interest calculated as set forth in Section 1.3. The outstanding principal amount of each Credit Extension, any accrued and unpaid interest thereon, shall be due and payable in full on Term Loan Maturity Date. Any Obligations remaining outstanding on the Term Loan Maturity Date shall be due and payable in full on the Term Loan Maturity Date.

4.Section 1.2(c)(ii) of the Agreement is amended and restated in its entirety as follows:
(ii) Voluntary Prepayment. After January 4, 2020, Borrower shall have the option to prepay all, or any part, of the Term Loan at any time provided Borrower (i) delivers written notice to Administrative Agent of its election to prepay the Term Loan at least five (5) Business Days prior to such prepayment, and (ii) pays, on the date of such prepayment (a) all or such part of the outstanding principal (including, for the avoidance of doubt, any interest capitalized and added to principal pursuant to the terms herein) with respect to the Term Loan set forth in its notice, plus all accrued and unpaid interest thereon, (b) the Prepayment Fee, (c) the Closing Fee (or pro rata portion if less than the full amount of the outstanding Term Loan is repaid), and (d) without duplication, all other sums, including Lender Expenses, if any, that shall have become due and payable hereunder in connection with the Term Loan, including interest at the Default Rate with respect to any past due amounts. For the avoidance of doubt, Borrower shall not be allowed to voluntarily prepay any part of the Term Loan prior to January 4, 2020, without Collateral Agent’s prior written consent.

5.Section 1.5(e) of the Agreement is amended and restated in its entirety as follows:
(e) Closing Fee. Borrower shall pay the Closing Fee at the earliest of (i) the date the Term Loan is prepaid, provided however, if the prepayment is for less than the full amount of the Term Loan, the Closing Fee shall be prorated based on the principal amount of the Term Loan that is prepaid, (ii) the Term Loan Maturity Date, and (iii) the date the Term Loan becomes due and payable, which fee shall be deemed fully earned on the Effective Date notwithstanding its receipt at a different time.

6.Section 5.11(a) of the Agreement is amended and restated in its entirety as follows:
(a)Debt Ratio. Loan Parties’ Debt Ratio shall not exceed the amount listed below for the time period provided below, measured as of the last day of the applicable time period:

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Fiscal Quarter Ending	10/31/2018	1/31/2019 and 4/30/2019	7/31/2019 and 10/31/2019	1/31/2020 and 4/30/2020	7/31/2020 and 10/31/2020	1/31/2021 and 4/30/2021	7/31/2020 through the Term Loan Maturity Date
Debt Ratio	0.90	0.85	0.80	0.75	0.70	0.65	0.60
Evidence of compliance with this Subsection 5.11(a) reasonably acceptable to Collateral Agent shall be provided along with the Compliance Certificate delivered pursuant to Section 5.2(d) for the applicable period.
7.Except as specifically amended in Paragraphs 2 through 6, above, the Agreement shall remain unchanged, in full force and effect in accordance with its terms.
8.Parent agrees to execute and deliver a Restated Warrant in favor of each Lender in connection with the execution and delivery of this Amendment.
9.Borrower hereby represents, warrants and covenants to Agents and Lenders as follows:
(a)Borrower has all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder, and this Amendment and all such other agreements and instruments have been duly executed and delivered by Borrower and constitute the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.
(b)Borrower has no direct or indirect Subsidiaries other than as specified in the Perfection Certificate delivered to Collateral Agent on the Effective Date or as otherwise previously disclosed in writing by Borrower to Collateral Agent.
(c)The execution, delivery and performance by Borrower of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, in each case other than has already been obtained, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to Borrower, or the certificate of incorporation (or similar documentation) or by-laws of Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or the Loan Agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its properties may be currently bound or affected.

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(d)As of the date hereof, after giving effect to this Amendment, there exists no default or Event of Default under the Agreement, and that there are no facts or circumstances that Borrower is aware of that, but for the passage of time would result in any other default or Event of Default under the Agreement.
(e)As of the date hereof, Borrower acknowledges that the Loan Documents are in full force and effect, that the representations and warranties contained in the Loan Documents are true and correct except those representations and warranties made as of a specific date, and that all exhibits and schedules to the Loan Documents are true, accurate and complete.
10.Release of Agents/Lenders.
a.Borrower, for itself and on behalf of its Subsidiaries, respective heirs, legal representatives and successors and assigns, as applicable, hereby releases each Agent, each Lender and all of their Affiliates, shareholders, partners, predecessors, employees, officers, directors, attorneys, parent corporations, subsidiaries, agents, participants, assignees, servicers and receivers (collectively, the “Released Parties”), except for claims, disputes, differences, liabilities and obligations arising under this Amendment, the Agreement and the other Loan Documents after the date hereof, from any and all known and unknown claims, disputes, differences, liabilities and obligations of any and every nature whatsoever that Borrowers or any of them may have or claim, as of the date hereof or as of any prior date, against any one or more of the Released Parties arising from, based upon or related to the Loan Documents, or any other agreement, understanding, action or inaction whatsoever with regard to the Loan Documents or any transaction or matter related thereto, including, without limitation, the origination and servicing of the Term Loan and the enforcement or attempted enforcement of any rights or remedies for default or asserted default under the Loan Documents (collectively, the “Released Claims”).
b.Borrower further acknowledges and agrees that the Released Claims include, among other things, all claims arising out of or with respect to any and all transactions relating to the Loan Documents based on any fact, act, inaction, or other occurrence or nonoccurrence on or prior to the date hereof, including, without limitation, any breach of fiduciary duty or duty of fair dealing, breach of confidence, breach of loan commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, violation of the Racketeer Influenced and Corrupt Organizations Act, violation of any other statute, ordinance or regulation, intentional or negligent infliction of mental or emotional distress, tortious interference with contractual relations or prospective business advantage, tortious interference with corporate governance, breach of contract, bad practices, unfair competition, libel, slander, conspiracy or any claim for wrongfully accelerating the Term Loan or attempting to foreclose on, or obtain a receiver for, any collateral for the Term Loan and all statutory claims and causes of action of every nature.
c.In connection with the release contained in this Paragraph 10 of this Amendment (the “Release”), Borrower acknowledges that it is aware that it may hereafter discover facts in addition to or different from those that it now knows or believes to be true with respect to the Released Claims, but that it is Borrower’s intention hereby fully, finally and forever to settle and release all claims, disputes, differences, liabilities and obligations, known or unknown, suspected or unsuspected, that now exist, may

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exist or heretofore have existed by Borrower or any Subsidiary, or any of them, against any one or more of the Released Parties. In furtherance of that intention, the Release contained in this Amendment shall be and remain in effect as a full and complete release notwithstanding the discovery of the existence of any such additional or different facts.
d.The Release contained in this Amendment shall be effective and irrevocable as of the date hereof without any further documentation.
e.BORROWER AGREES AND ACKNOWLEDGES THAT THE RELEASED CLAIMS ARE NOT LIMITED TO MATTERS THAT ARE KNOWN OR DISCLOSED TO THEM AND THAT THE RELEASED CLAIMS INCLUDE ALL CLAIMS, DISPUTES, DIFFERENCES, LIABILITIES AND OBLIGATIONS THAT THEY DO NOT KNOW OR SUSPECT TO EXIST AS OF THE DATE HEREOF. BORROWER UNDERSTANDS THAT IT IS GIVING UP ALL RIGHTS AND CLAIMS AGAINST EACH AGENT AND EACH LENDER AND THE OTHER RELEASED PARTIES, KNOWN OR UNKNOWN, THAT ARE IN ANY WAY RELATED TO THE COLLATERAL OR THE LOAN.
f.THE PARTIES SPECIFICALLY ALLOCATE THE RISK OF ANY MISTAKE IN ENTERING INTO THE RELEASE TO THE PARTY OR PARTIES CLAIMING TO HAVE BEEN MISTAKEN.
g.Borrower acknowledges having read and understood and hereby waives the benefits of Section 1542 of the California Civil Code, which provides as follows (and hereby waive the benefits of any similar law of the state that may be applicable):
“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”
Notwithstanding anything contained in this Amendment, the general release set forth in this Section 14 shall not extend to and the term Released Claims shall not include any obligations of the Agents and the Lenders to make Credit Extensions after the date of this Amendment to Borrower in accordance with the terms of the Agreement.
11.Except as otherwise specifically set forth herein, the execution of this Amendment and all other agreements and instruments related hereto shall not be deemed to be a waiver of any Event of Default under the Loan Documents, whether or not known to Agents or Lenders and whether or not existing on the date of this Amendment.
12.The recitals set forth above are true and correct, and are incorporated by reference to this Amendment. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered (whether by facsimile, electronically or otherwise) shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument. Sections 11 and 13 of the Agreement are hereby incorporated by reference to this Amendment, mutatis muntandis.
[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the Amendment Date.

LENDERS:

Special Value Continuation Partners, LP
Tennenbaum Enhanced Yield Operating I, LLC
Tennenbaum Energy Opportunities Co, LLC
TCP Direct Lending Fund VIII-U, LLC
TCP Direct Lending Fund VIII-L, LLC
TCP Direct Lending Fund VIII-A, LLC
TCP Direct Lending Fund VIII-N, LLC
TCPC Funding I, LLC
Each as Lenders

On behalf of each of the above entities:

By: Tennenbaum Capital Partners, LLC
Its: Investment Manager

By: ________________________________
Name: _____________________________
Title: _______________________________

COLLATERAL AGENT:

Obsidian Agency Services, Inc., as Collateral Agent

By: ________________________________
Name: _____________________________
Title: _______________________________

ADMINISTRATIVE AGENT:

Wilmington Trust, National Association, as Administrative Agent

By: ________________________________
Name: _____________________________
Title: _______________________________

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the Amendment Date.

BORROWER:

Domo, Inc.. a Delaware corporation By: ________________________________ Name: _____________________________ Title: _______________________________

Domo, Inc.. a Utah corporation By: ________________________________ Name: _____________________________ Title: _______________________________

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EXHIBIT A
FORM OF RESTATED WARRANT

Third Amendment to LSA – Domo, Inc.